Exhibit 99.77K


November 27, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Nevstar Gaming & Entertainment Corporation

We have read the statements that we understand Nevstar Gaming & Entertainment Corporation will include under Item 4 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements under made under Item 4.

Yours truly,

/S/

Piercy Bowler, Taylor & Kern
Certified Public Accountants & Business Advisors